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                       U.S. SECURITIES AND EXCHANGE COMMISSION

                                  WASHINGTON, D.C.

                                AMENDMENT NO. 1 TO

                                     FORM 8-K


                                  CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                   August 25, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                             Alfa Resources, Inc.
               -----------------------------------------------------
                Exact Name of Registrant as Specified in its Charter





        Colorado                        0-10157               84-0846529
---------------------------        ---------------     ----------------------
State or Other Jurisdiction        Commission File     IRS Employer Identifi-
of Incorporation                   Number              cation Number




                       218 West Carmen Lane, Suite 208
                        Santa Maria, California 93454
         ---------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (805) 928-7979
           ---------------------------------------------------
            Registrant's Telephone Number, Including Area Code





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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On August 24, 1999, William G. Lajoie, P. C. resigned as the independent accountant for Alfa Resources, Inc. (the "Registrant"). On August 25, 1999, the Registrant engaged Glenn, Burdette, Phillips and Bryson,, P.C. as its independent accountants for the fiscal year ended May 31, 1999.

     (b) William G. Lajoie, P. C.'s reports on the Registrant's financial statements for the years ended May 31, 1998 and 1997, contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. The reports disclosed a going concern uncertainty.

     (c) The Registrant's Board of Directors made the decision to engage Glenn, Burdette, Phillips and Bryson, P.C., after the resignation of William
G. Lajoie, P.C.  The Registrant has no audit or similar committee.

     (d) In connection with the prior audit for the year ended May 31, 1998, and during the interim period from May 31, 1998 to August 25, 1999, there have been no disagreements with William G. Lajoie, P. C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Glenn, Burdette, Phillips and Bryson, P.C. with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that William G. Lajoie, P. C. review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  EXHIBITS.

            Exhibit 16.  Letter from William G. Lajoie, P.C.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     ALFA RESOURCES, INC.



Dated: August 25, 1999              By:/s/ Sultan Mahmud
                                        Sultan Mahmud, President